EXHIBIT 5.1


                              [COMPANY LETTERHEAD]




                                December 11, 2003

Mpower Holding Corporation
175 Sully's Trail, Suite 300
Pittsford, New York 14534

Ladies and Gentlemen:

          I am general counsel for Mpower Holding Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,000,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's Stock Option Plan I.

          In so acting, I have examined the Registration Statement and I have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to my satisfaction, of such documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

          The opinion expressed below is limited to the General Corporation Law of Delaware, and I do not express any opinion herein concerning any other law.

          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full in accordance with terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Russell I. Zuckerman
                                          --------------------------------------
                                          Russell I. Zuckerman
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary
                                          Mpower Holding Corporation